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                                                                      EXHIBIT 23



                      [BARRY L. FRIEDMAN, P.C. LETTERHEAD]




To Whom It May Concern:                                             May 27, 1999

        The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of May 27th, 1999, on the Financial Statements of CORE SYSTEMS, INC., as of April 30, 1999, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.



Very truly yours,



/s/ BARRY L. FRIEDMAN
---------------------------
Barry L. Friedman
Certified Public Accountant